Exhibit 5.1
Fulbright & Jaworski L.L.P.
a Registered Limited Liability Partnership
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
www.fulbright.com
November 8, 20010
Conn’s, Inc.
3925 College Street
Beaumont, TX 77701
Ladies and Gentlemen:
     We are acting as counsel to Conn’s, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (as amended, the “Securities Act”) of shares of the Company’s 0.01 par value common stock (the “Common Stock”) issuable upon exercise of certain transferable subscription rights (the “Rights”) to purchase up to an aggregate of 9,259,390 shares of Common Stock issued pursuant to a rights offering (the “Rights Offering”) to each holder of record of Common Stock as of November 1, 2010. Such shares of Common Stock when issued are referred to herein as the “Shares.” The Shares are being issued under a registration statement on Form S-3 under the Securities Act originally filed with the Securities and Exchanged Commission (the “Commission”) on February 19, 2009 (File No. 333-157390) (as amended, the “Registration Statement”), including a base prospectus dated April 28, 2009 (the “Base Prospectus”) and a prospectus supplement dated November 8, 2010 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).
     In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein, including signed copies of resolutions adopted by the Board of Directors of the Company and committees thereof, and the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date.
     In that review and examination, and in reaching the opinions set forth below, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. We have further assumed that all representations and warranties made in the aforesaid documents were and are true, correct and complete. As to questions of fact material to such opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials.
     Based upon the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that upon the issuance of the Shares as contemplated in the Prospectus, the Shares will have been validly issued and will be fully paid and non-assessable.

November 8, 2010
     In connection with the opinion set forth above, we have not been asked to, and accordingly do not, express any opinion herein with respect to any other aspect of the Shares, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Offering or the issuance of the Shares or the enforceability of any particular provisions of the Rights Offering.
     The opinions expressed herein (i) relate solely to, are based solely upon and are limited exclusively to the General Corporation Law of the State of Delaware and federal laws of the United States of America, (ii) are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, and (iii) are made as of the date hereof (and not as of any other date) or, to the extent a reference to a certificate or other document is made herein, to such date, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law, listing requirements or regulations occur which could affect such opinions.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K incorporated by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Fulbright & Jaworski L.L.P. Fulbright & Jaworski L.L.P.